SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 3, 2012 (the “Closing Date”), Dycom Industries, Inc. (“Dycom”) and certain of its subsidiaries entered into a Credit Agreement (the “Agreement”) with certain lenders named therein (the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Suntrust Bank, PNC Bank, National Association and Branch Banking and Trust Company, as Co-Documentation Agents (collectively, the “Banks”). Dycom used the proceeds of the Agreement for the acquisition of substantially all of the domestic telecommunications infrastructure services subsidiaries of Quanta Services, Inc. and may use additional proceeds of the Agreement to refinance certain existing indebtedness, to provide general working capital, and for other general corporate purposes. The Agreement replaces Dycom’s Prior Agreement described below under Item 1.02, which was due to expire in June 2015. As of December 3, 2012, $305.5 million in borrowings were outstanding under the Agreement. Outstanding letters of credit under the Prior Agreement were transferred to the Agreement.

The Agreement, which is filed as an exhibit to this Form 8-K, provides for a $125,000,000 term loan facility maturing in 2017 and a maximum revolver commitment from the Lenders of $275,000,000 and terminates on December 3, 2017. This maximum revolver commitment may be reduced by Dycom from time to time in accordance with the terms of the Agreement. The Agreement contains a sublimit of $150,000,000 for the issuance of letters of credit. Amounts borrowed under the revolving facility may be repaid and reborrowed from time to time. Amounts borrowed and repaid under the term loan facility may not be reborrowed. Subject to certain conditions, the Agreement provides for the ability to enter into one or more incremental facilities, either by increasing the revolving commitments under the Agreement and/or in the form of term loans, in an aggregate amount not to exceed $100,000,000.

Borrowings under the Agreement (other than Swingline Loans (as defined in the Agreement)) will bear interest at a rate equal to either (a) the Administrative Agent’s base rate, described in the Agreement as the highest of (i) the Administrative Agent’s prime rate, (ii) the Federal Funds Rate plus 0.50%, and (iii) a floating rate of interest equal to one month LIBOR plus 1.00%, or (b) the Eurodollar Rate, plus, in each case, an applicable margin based upon Dycom’s consolidated leverage ratio. Swingline loans bear interest at a rate equal to the Administrative Agent’s base rate plus a margin based upon Dycom’s consolidated leverage ratio. Until the delivery of an initial compliance certificate, borrowings are eligible for a margin of 1.0% for borrowings based on the Administrative Agent’s base rate and 2.0% for borrowings based on the Eurodollar Rate.

Under the Agreement, Dycom will incur a commitment fee, at rates that range from 0.250% to 0.400% of the unutilized commitments depending on Dycom’s consolidated leverage ratio.

The payments under the Agreement will be guaranteed by most subsidiaries of Dycom and secured by the stock of each of Dycom’s wholly-owned, domestic subsidiaries (subject to specified exceptions).

The Agreement contains affirmative and negative covenants which are customary for similar credit agreements, including, without limitation, limitations on Dycom and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, transactions with affiliates and capital expenditures. The Agreement contains financial covenants which require Dycom to (i) maintain a consolidated leverage ratio of not greater than (1) 3.50 to 1.00 for fiscal quarters ending January 26, 2013 through April 26, 2014, (2) 3.25 to 1.00 for fiscal quarters ending July 26, 2014 through April 25, 2015 and (3) 3.00 to 1.00 for fiscal quarters ending July 25, 2015 and each fiscal quarter thereafter, as measured on a trailing four quarter basis at the end of each fiscal quarter, and (ii) maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00, as measured at the end of each fiscal quarter.

Upon the occurrence of an actual or deemed entry of an order for relief with respect to Dycom under the Bankruptcy Code, the revolving commitments of the lenders automatically terminate and all amounts due under the Agreement and other loan documents become immediately due and payable. If certain other events of default occur and are continuing, including, without limitation, failure to pay the principal and interest when due, a breach of a negative covenant, failure of a guarantee to be in full force and effect, the entry of a judgment or decree against

Dycom, the subsidiary guarantors or certain of their respective subsidiaries above a certain specified amount, or failure to perform any other requirement in the Agreement or the other loan documents, then, with the consent of or upon the request of the Lenders holding a majority of loans, the revolving commitments of the Lenders will terminate and all amounts due under the Agreement and other loan documents become immediately due and payable.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to Dycom, including letters of credit, depository and account processing services, for which Dycom has paid and intends to pay customary fees.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon execution of the Agreement described under Item 1.01 above, effective December 3, 2012, Dycom terminated its prior Credit Agreement, dated as of June 4, 2010 (the “Prior Agreement”), among Dycom, the guarantors party thereto, Bank of America, N.A. (“Bank of America”), as Administrative Agent, and the other lenders parties thereto. At the time of termination, there were no outstanding borrowings and all outstanding letters of credit thereunder were transferred to the Agreement, a description of which is contained under Item 1.01 of this Form 8-K. Dycom did not incur any material early termination penalties in connection with the termination of the Prior Agreement. The Prior Agreement provides for a maximum revolver commitment from the Lenders of $225,000,000. The Prior Agreement also provides the ability to enter into incremental facilities in an aggregate amount not to exceed $75,000,000 under certain conditions.

Borrowings under the Prior Agreement (other than Swingline Loans (as defined in the Prior Agreement)) bore interest, at Dycom’s option, at either (a) the Administrative Agent’s base rate, described in the Prior Agreement as the highest of (i) the Federal Funds Rate plus 0.50%; (ii) the Administrative Agent’s prime rate; and (iii) the Eurodollar Rate plus 1.00%, or (b) the Eurodollar Rate plus, in each case, an applicable margin based upon Dycom’s consolidated leverage ratio. Swingline loans bore interest at a rate equal to the Administrative Agent’s base rate plus a margin based upon Dycom’s consolidated leverage ratio. Under the Prior Agreement, Dycom agreed to pay a commitment fee, payable quarterly, at rates that ranged from 0.500% to 0.625% of the unutilized commitments depending on Dycom’s consolidated leverage ratio.

The payments under the Prior Agreement were guaranteed by certain subsidiaries of Dycom and secured by a pledge of a certain percentage of the equity of the material domestic subsidiaries and certain material foreign subsidiaries of Dycom, in each case, subject to specified exceptions.

The Prior Agreement contained affirmative and negative covenants which were customary for similar credit arrangements, including limitations on Dycom and its subsidiaries with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, disposition of assets, sale-leaseback transactions, transactions with affiliates and capital expenditures, and also contained certain financial covenants.

Item 2.02.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above under Item 1.01 of this Form 8-K, on December 3, 2012, Dycom entered into the Agreement. As of December 3, 2012, $305.5 million has been borrowed under the Agreement, and all outstanding letters of credit under the Prior Agreement have been transferred to the Agreement.

Item 9.01. Exhibits.

(d) Exhibits.

10.1 Credit Agreement, dated as of December 3, 2012, among Dycom, as the Borrower, the subsidiaries of Dycom identified therein, certain lenders named therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Suntrust Bank, PNC Bank, National Association and Branch Banking and Trust Company, as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2012

DYCOM INDUSTRIES, INC.
(Registrant)

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and
Corporate Secretary